Exhibit 3.183

State of Washington

Corporations Division

Office of the Secretary of State

ARTICLES OF INCORPORATION

Pursuant to RCW 23B.02.020 of the Washington Business Corporation Act, the undersigned do(es) hereby submit these Articles of Incorporation for the purpose of forming a business corporation.

1.	The name of the corporation is: NSC Seattle, Inc.

(Note: The corporate name, shown above, must contain the word “corporation,” “incorporated,” “company,” or “limited,” or the abbreviation “corp.,” “inc.,” “co.,” or “ltd.”.)

2.	The number of shares the corporation is authorized to issue: 10,000

These shares shall be: (check either a or b)

a.     X      all of one class, designated as common stock;

-OR-

b.              divided into classes or series within a class as provided in the attached schedule, with the information required by RCW 23B.06.010.

3.	The name of the initial registered agent is: C T CORPORATION SYSTEM

(Note: The registered agent, appointed above, must reside in the State of Washington and sign the consent to appointment as registered agent at bottom of page.)

4.	The initial registered office of the corporation which address is identical to the business office of the registered agent in Washington, is:

Number and Street	c/o C T CORPORATION SYSTEM, 520 Pike Street

City, Zip Code	Seattle, WA 98101

4(a) (Optional) The post office box address, located in the same city as the Washington registered office address, which may be used for mailing purposes only, is:

PO BOX #	CITY	WA ZIP CODE
(Note: Include city and zip code above.)

CONSENT TO APPOINTMENT AS REGISTERED AGENT

(Note: Must be completed and signed by person shown as registered agent on line 3.)

I, C T CORPORATION SYSTEM, hereby consent to serve as Registered Agent in the State of Washington for the above named corporation. I understand that as agent for the corporation, it will be my responsibility to accept Service of Process on behalf of the corporation; to forward license renewals and other mail to the corporation; and to immediately notify the Office of the Secretary of State in the event of my resignation or of any changes in the Registered Office address.

C T CORPORATION SYSTEM

By:	/s/ [unreadable]	/s/ [Reuben S. Barba, Asst. SECY]	4-9-92
(SIGNATURE OF REGISTERED AGENT)		(PRINT NAME AND TITLE)	(DATE)

5.	Any other provisions the corporation elects to include are attached. See Exhibit A.

6.	The name and address of each incorporator is:

(Note: A minimum of one (1) incorporator is required.)

Name	Address City	State	Zip Code
G. Nicholas Bullat,	70 West Madison Street, Suite 3200, Chicago,	Illinois	60602

7.	These Articles will be effective upon filing, unless an extended date and/or time appears here:

            , 19    .

(Note: Extended effective date may not be set at more than 90 days beyond the date the document is stamped “Filed”

by the Secretary of State.)

Dated: April 9, 1992

/s/ [unreadable]
(Signature of Incorporator)	(Signature of Incorporator)

G. Nicholas Bullat
(Type or Print Name and Title) Incorporator	(Type or Print Name and Title)

Additional Information:

If this corporation has been issued an UBI (Unified Business Identifier) number, under the corporate name shown in this document, by any Washington State agency, please list that number. .

Exhibit A

5. Purpose. The purpose of the corporation is to engage in the transaction of any or all lawful businesses for which corporations may be incorporated under the Washington, Business Corporation Act, except that the corporation will not engage in the practice of medicine.